                                                                      EXHIBIT 12

                           SEVEN SEAS PETROLEUM INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

     The following illustrates the computation of the historical ratio of earnings to fixed charges:

                                                                                              THREE
                                                                    (IN THOUSANDS)           MONTHS
                                                                      FISCAL YEAR             ENDED
                                                              ---------------------------   MARCH 31,
                                                               1997      1996      1995       1998
                                                              -------   -------   -------   ---------
EARNINGS
  Pretax earnings (loss)....................................  $(7,928)  $(2,195)  $(2,120)   $(1,115)
  Add (Deduct):
     Fixed charges (see below)..............................      687        --        --        436
     Reverse effect of inclusion of interest capitalized in
       fixed charges above..................................     (600)       --        --       (370)
                                                              -------   -------   -------    -------
                                                               (7,841)   (2,195)   (2,120)    (1,049)
                                                              =======   =======   =======    =======
FIXED CHARGES(A)............................................      687        --        --        436
                                                              =======   =======   =======    =======
Ratio of Earnings to Fixed Charges..........................       --        --        --         --
                                                              =======   =======   =======    =======
Additional earnings necessary to bring ratio to 1.0x........  $   687        --        --    $   436
                                                              =======   =======   =======    =======

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(a) Consists of capitalized interest and amortization of debt issuance costs.